UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2013

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 3, 2013, Carrizo Oil & Gas, Inc. (the “Company,” “we” or “us”) announced that holders of the 4.375% Convertible Senior Notes due 2028 have the option to require us to repurchase on June 1, 2013 all or any part of such holders’ notes (the “Notes Repurchase Option”).

The note repurchase price will be $1,000 in cash. The interest due will be paid on the regular interest payment date (also the same day as the repurchase date) to the holder of record as of the record date. If all outstanding notes are surrendered for repurchase, the aggregate repurchase price will be approximately $73.8 million, excluding interest due. We intend to fund the Notes Repurchase Option by using borrowings under our revolving credit facility.

Holders may exercise the Notes Repurchase Option by delivering a repurchase notice to Wells Fargo Bank, National Association, the paying agent, before the expiration of the offer at 5:00 p.m., EST, on June 1, 2013.

We plan to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) later today. Through the Depository Trust Company, we will make available to noteholders documents specifying the terms, conditions and procedures for surrendering and withdrawing notes for repurchase. Noteholders are encouraged to read these documents carefully before deciding to exercise the Notes Repurchase Option as these documents contain important information regarding the details of our obligation to repurchase the notes. Holders of the notes and other interested parties may obtain a free copy of these statements and other relevant documents at the SEC’s website, www.sec.gov, or from Carrizo Oil & Gas, Inc., at 500 Dallas Street, Suite 2300, Houston, Texas 77002, Attn: Investor Relations.

In certain circumstances, the notes are convertible into cash and a number of shares of Company common stock as specified in the notes and the related indenture. However, the notes are not currently convertible because those circumstances have not been satisfied.

Statements in this report involving the timing of the filing of the Tender Offer Statement, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the actions of noteholders and other factors detailed in Carrizo Oil & Gas, Inc.’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date: May 3, 2013